UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2016

CYS Investments, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 639-0440

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2016, CYS Investments, Inc. (the “Company”) announced that Frances R. Spark, the Company’s Chief Financial Officer and Treasurer, will retire from her positions with the Company, effective as of the close of business on May 31, 2016. Ms. Spark will continue her employment with the Company through February 28, 2017 to transition her duties and responsibilities and assist with various strategic projects. The Company also announced that Jack DeCicco will join the Company on March 7, 2016, and will become the Company’s Chief Financial Officer and Treasurer, effective as of June 1, 2016.

Ms. Spark, 57, has served as the Company’s Chief Financial Officer (“CFO”) and Treasurer since August 2009. From February 2006 until September 2009, Ms. Spark served as a member of the Company’s Board of Directors (the “Board”), and from March 2007 until September 2009, Ms. Spark served as Chair of the Company’s Audit Committee.

Mr. Grant, the Company’s Founder, Chief Executive Officer, Chief Investment Officer and President noted, “CYS has experienced a lot of success and growth since its inception in early 2006. Frances has been an integral part of that success and a member of the team from its beginning. Frances served as a strong leader on our Board during the Company’s early years. After we completed our Initial Public Offering, she successfully made the transition to become a key member of our executive management team.” Mr. Grant added, “I, Frances’ fellow executive officers, the Board, and the entire team at CYS express our heartfelt appreciation for all of her efforts to build and maintain a successful, well-managed business with a unique and engaging work environment.” Mr. Grant concluded, “We are very pleased that Frances will actively assist with a thoughtful and smooth transition of the CFO and Treasurer roles to Jack, and will continue to be a part of the CYS team through the end of February 2017, which will allow us to continue to tap into her expertise, institutional history and knowledge of the Company. We wish Frances the very best in the years ahead, and she will be missed.”

In connection with Ms. Spark’s retirement, the Company and Ms. Spark entered into an executive retirement agreement (the “Retirement Agreement”), which provides for, among other things:

(1)	Ms. Spark to be paid her same base salary and be entitled to the same benefits through February 28, 2017;

(2)	Ms. Spark to remain an employee of the Company through February 28, 2017, and to be eligible for incentive compensation pursuant to the Company’s 2016 Incentive Compensation Plan (the “2016 Plan”) up to a maximum amount of 150% of her base salary, in accordance with the Retirement Agreement; provided, however, that any incentive compensation that may be paid to Ms. Spark under the 2016 Plan will be paid all in cash; and

(3)	Ms. Spark agreeing (a) to similar non-competition, non-solicitation, confidentiality, work product and non-disparagement provisions as those contained in her employment agreement, and (b) to a release of claims (i) upon the date of the Retirement Agreement in return for the continued vesting of her restricted stock following her retirement as Chief Financial Officer and Treasurer and other consideration and (ii) upon the end of her employment in return for the Company vesting of any and all unvested shares of the Company’s common stock held by Ms. Spark as of February 28, 2017.

The foregoing summary of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Agreement with Ms. Spark, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Since May 2013, Mr. DeCicco, 40, has served as the Chief Financial Officer of Annaly Commercial Real Estate Group, Inc., the commercial real estate business of Annaly Capital Management, Inc. (“Annaly”), which was previously CreXus Investment Corp. (“CreXus”), where Mr. DeCicco was appointed as Chief Financial Officer in April 2013. He was most recently appointed to serve as Chief Accounting Officer of Annaly effective December 2015. In addition, Mr. DeCicco served as the Chief Financial Officer and Secretary of Annaly’s wholly-owned captive insurance company since its inception in January 2014. From March 2012 until April 2013, Mr. DeCicco served as the Chief Accounting Officer of CreXus and Chimera Investment Corporation. From September 2002 to March 2012, Mr. DeCicco served in various roles of increasing responsibility within Ernst & Young LLP’s New York office Assurance practice. Most recently at Ernst & Young LLP, Mr. DeCicco was a Senior Manager where he served in a dual capacity role as both a financial statement auditor, serving publicly traded companies (primarily mortgage REITs) and private companies, and as the technical accounting subject matter resident in Ernst & Young LLP’s Global Real Estate Center. None of Mr. DeCicco’s past employers are affiliated with the Company. Mr. DeCicco does not otherwise have any direct or indirect material interests in any transaction with the Company or in any currently proposed transaction to which the Company is a party. There is no arrangement or understanding between Mr. DeCicco and any other person pursuant to which Mr. DeCicco was hired or will be appointed as Chief Financial Officer or Treasurer of the Company, and there are no family relationships between Mr. DeCicco and any director or executive officer of the Company. Mr. DeCicco is a Certified Public Accountant and holds a B.S. degree from The Pennsylvania State University.

In connection with his employment, the Company and Mr. DeCicco entered into an employment agreement (the “Employment Agreement”), which provides, among other things, that Mr. DeCicco will be entitled to receive an annual base salary of $500,000, to participate in the Company’s 2016 Incentive Compensation Plan (the “2016 Plan”) and receive an incentive compensation award up to 150% of his base salary, in accordance with the Employment Agreement, and to serve as the Company’s Chief Financial Officer and Treasurer under terms and conditions that are substantially similar to those contained in Ms. Spark’s employment agreement. For the fiscal year ending December 31, 2016, the Company will pay Mr. DeCicco a bonus award under the 2016 Plan of at least $400,000, which will be payable 50% in cash and 50% in restricted common stock in accordance with the 2016 Plan. Upon Mr. DeCicco’s commencement of employment on March 7, 2016, he received (i) a one-time discretionary cash bonus payment in the amount of $150,000 (which amount is intended to cover, among other things, relocation costs and expenses and travel, lodging and related costs and expenses) and (ii) a grant of 50,000 shares of the Company’s restricted common stock, which grant is governed by the Company’s 2013 Equity Incentive Plan and will be subject to a restricted stock award agreement in the form previously filed with the Securities and Exchange Commission (the “SEC”), with vesting of such restricted common stock to occur ratably over a five year period beginning on the first anniversary of the commencement of Mr. DeCicco’s employment. Mr. DeCicco will also be eligible to participate in the same benefits programs as all other employees of the Company. In addition, Mr. DeCicco will enter into the Company’s form of indemnification agreement in connection with his appointment as the Chief Financial Officer and Treasurer, a copy of which has been filed with the SEC.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement with Mr. DeCicco, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Mr. Grant noted, “Jack brings impressive financial experience to the position of CFO, as well as excellent knowledge of the mortgage-REIT space. We welcome Jack as a valuable addition to the CYS team, and we look forward to benefitting from Jack’s extensive skills and talent in this new position as a key member of the executive team and leader of the Company’s finance team going forward.”

Item 7.01. Regulation FD Disclosure.

On February 18, 2016, the Company issued a press release relating to the retirement of Ms. Spark as the Chief Financial Officer and Treasurer of the Company and the employment of Mr. DeCicco as the successor Chief Financial Officer and Treasurer of the Company. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, Exhibit 99.1 furnished pursuant to Item 9.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Retirement Agreement, effective as of February 18, 2016, by and between CYS Investments, Inc. and Frances R. Spark.

10.2	Employment Agreement, effective as of March 7, 2016, by and between CYS Investments, Inc. and Jack DeCicco.

99.1	CYS Investments, Inc. Press Release, dated February 18, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYS INVESTMENTS, INC.

Date: February 18, 2016	By:	/s/ Thomas A. Rosenbloom
	Name:	Thomas A. Rosenbloom
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Retirement Agreement, effective as of February 18, 2016, by and between CYS Investments, Inc. and Frances R. Spark.

10.2	Employment Agreement, effective as of March 7, 2016, by and between CYS Investments, Inc. and Jack DeCicco.

99.1	CYS Investments, Inc. Press Release, dated February 18, 2016.